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                                                                    EXHIBIT 10-3

                               INDEMNITY AGREEMENT

      This Indemnity Agreement (this "Agreement") is made as of August 2, 2005, between PREMIER TOOL & DIE CAST CORP., a Michigan corporation ("Premier") and LEXINGTON PRECISION CORPORATION, a Delaware corporation ("Lexington").

                                    RECITALS

      A. Premier and Lexington have entered into an Equipment Purchase Agreement (the "Purchase Agreement"), dated as of the date hereof, pursuant to which Premier has purchased certain machinery, equipment and inventory (the "Purchased Assets") from Lexington, as more particularly defined in the Purchase Agreement.

      B. Premier desires to have Lexington manufacture certain die castings to be sold to Premier's customers (the "Products") at Lexington's facility located at 201 Winchester Road, Lakewood, New York (the "Premises") using the Purchased Assets.

      C. Lexington is willing to manufacture Products at the Premises for the convenience of Premier and on the condition that Premier enter into this Agreement, and otherwise would cease all operations at the Premises.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, parties hereto hereby agree as follows:

      1. Environmental Indemnity by Premier. Premier shall indemnify, defend and hold Lexington and its officers, directors, employees, agents and subsidiaries ("Lexington Parties") harmless from and against any and all damages, liabilities, claims, actions, costs, expenses, and penalties (including reasonable attorneys' and consultants' fees and professional fees and expenses incurred to enforce this Agreement)(collectively, "Losses and Expenses") that may be imposed upon, incurred by or asserted against the Lexington Parties arising or resulting from (i) any violation of any Environmental Law with regard to the Premises occurring or arising from events that occurred at any time on or after the Effective Date until such date as all the Purchased Assets and any other property of Premier is removed from the Premises (the "Covered Period"),
(ii) any Environmental Claim the underlying basis of which occurred with regard to the Premises at any time during the Covered Period, (iii) any Release or threatened Release of a Hazardous Substance at or from the Premises occurring or arising from an event occurring at any time during the Covered Period. Lexington shall have the right to determine how to handle or satisfy any and all investigation or cleanup requirements that may be imposed under any applicable Environmental Law or other laws. Notwithstanding the foregoing, Premier shall have no liability to Lexington for any Losses and Expenses caused by any actions taken at the Premises by any environmental consultants acting for and at the direction of Lexington, nor shall Premier have any liability for any Losses and Expenses caused by any other actions taken at the Premises solely by Lexington employees who are not employed by Lexington Die Casting, unless such actions have been approved in writing by Premier.

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      2. Environmental Indemnity by Lexington. Lexington shall indemnify, defend and hold Premier and its officers, directors, employees, agents and subsidiaries ("Premier Parties") harmless from and against any and all Losses and Expenses that may be imposed upon, incurred by or asserted against the Premier Parties arising or resulting from any Environmental Claim the underlying basis of which occurred with regard to the Premises prior to the Effective Date.

      3. General Indemnity by Premier. Premier shall indemnify and hold the Lexington Parties harmless from all Losses and Expenses, that may be imposed upon, incurred by or asserted against the Lexington Parties by reason of or arising out of (i) any bodily injury, sickness, disease or death caused or allegedly caused by any Products manufactured or produced by Lexington or any Products sold by Premier on or after the Effective Date, or (ii) any loss or destruction of, or damage to, the Purchased Assets, or (iii) any loss or destruction of, or damage to, the Premises or any improvements or other tangible property located at the Premises occurring at any time during the Covered Period, (iv) in regard to the manufacture or production of Products by Lexington on or after the Effective Date, any defect in any Products manufactured or produced by Lexington or sold by Premier on or after the Effective Date, or any failure of any Products manufactured or produced by Lexington or sold by Premier on or after the Effective Date to meet the specifications of Premier or any customer of Premier. Notwithstanding the foregoing, Premier shall have no liability to Lexington for any Losses and Expenses caused by any actions taken at the Premises by any environmental consultants acting for and at the direction of Lexington, nor shall Premier have any liability for any Losses and Expenses caused by any other actions taken solely by Lexington employees who are not employed by Lexington Die Casting, unless such actions have been approved in writing by Premier.

      4. Defined Terms. As used herein, the following terms shall have the following meanings:

      "Effective Date" means May 16, 2005.

      "Environment" means all air, surface water, groundwater, surface and subsurface soil, fish, wildlife, biota, flora, wetlands and all other natural resources.

      "Environmental Claims" mean any and all actions, suits, orders, claims, liens, notices, investigations, proceedings or complaints, whether any of the foregoing are administrative, judicial or otherwise, related to any Environmental Law that have been brought, issued, asserted or alleged by: (i) a federal, state or local agency or body or a citizen or citizen group for compliance, injunctive relief, damages (including but not limited to natural resource damages), penalties, removal, response, remedial or other action pursuant to an Environmental Law related to the presence of a Hazardous Substance, contamination, pollution or a condition at, in, under or on the Premises or related to waste or material sent for treatment, storage, recycling or disposal from the Premises; and/or (ii) a third party seeking damages and/or injunctive relief related to actual or alleged personal injury, medical monitoring, wrongful death, and/or property damage resulting from construction, operation or maintenance of the Premises and/or the Release or threatened Release of a Hazardous Substance, or contamination, pollution or a condition, at, in, under or on the Premises or for a violation of an Environmental Law at or related to the Premises.

      "Environmental Laws" means all current and future federal, state and local laws, statutes, ordinances, codes, permits, licenses, orders, approvals, rules, regulations and common law

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relating to the protection of the Environment and/or governing the use, handling, generation, treatment, recycling, storage, manufacture, transportation or disposal of Hazardous Substances, including without limitation, as amended: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq.; the Clean Air Act, 42 U.S.C. Sec. 7401 et. seq., the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq.; the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. Sections 11001 et seq.; all comparable state and local laws, statutes, codes and ordinances; and all rules and regulations promulgated under any of the foregoing.

      "Hazardous Substances" means, without regard to amount or concentration, petroleum, petroleum distillates, petroleum products, mineral oil, natural gas, radioactive materials and substances, asbestos, polychlorinated biphenyls ("PCBs"), radon and any materials or substances that are regulated under or defined as, or otherwise included in the definition of, "hazardous substances," "hazardous materials," "solid wastes," "waste water," "hazardous wastes," "toxic substances," "toxic pollutants," "regulated materials," "pollutants" or "contaminants" in any applicable Environmental Law, and constituents and degradation products of any of the foregoing.

      "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, migrating, leaching, dumping or disposing of a Hazardous Substance into the environment, including without limitation, the abandonment, discarding, burying or disposal of barrels, containers and other receptacles containing any Hazardous Substances.

      5. Procedures.

      (a) The indemnification obligations of Premier set forth in Section 1 of this Agreement shall include, without limitation, all Losses and Expenses incurred by Lexington to take any actions required by any federal, state or local governmental agency or political subdivision, which requirements or necessity arise from the presence upon, about or beneath the Premises of any Hazardous Substances, provided that the introduction of such Hazardous Substances shall have originated during the term of this Agreement. Losses and Expenses shall include, but not be limited to, the investigation of the environmental condition of the Premises, the preparation of any feasibility studies or reports, the performance of any clean-up, remedial, removal or restoration work, and any actions necessary to restore the Premises to the condition existing prior to the introduction of the Hazardous Substance upon, about or beneath the Premises, notwithstanding any lesser standard of remediation allowable under applicable law or governmental policies.

      (b) Notwithstanding any of Premier's and Lexington's obligations in Sections 1, 2 and 3 of this Agreement to the contrary, in no event shall Premier's obligations to indemnify, defend, protect and hold harmless the Lexington Parties or Lexington's obligations to indemnify, defend, protect and hold harmless the Premier Parties pursuant to Section 1 or 2, as applicable, apply to the extent that any claim is asserted by Lexington or Premier for its own loss of profit, revenue or business reputation as a consequence of a Release or threatened Release of a Hazardous Substance or to the extent Lexington or Premier asserts any Loss or Expense with respect to any Environmental Claim not owed to or imposed on Premier or Lexington by a third party.

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      (c) A party seeking indemnification from the other party under Section 1,
2 or 3, as applicable, of this Agreement shall give notice to the other party of any matter covered by indemnification hereunder promptly upon learning of the existence of such matter provided, however, that a party's failure to promptly (within thirty (30) days) give notice of such matter to the other party shall relieve that party of its responsibilities under Section 1, 2 or 3, as applicable, to the extent that the indemnifying party is materially prejudiced thereby.

      (d) Upon receipt of timely notice, the indemnifying party, at its own expense, will assume the defense of any third party claim, action or suit (a "Third Party Claim") on behalf of the indemnified party and conduct the defense with due diligence and in good faith with counsel selected by the indemnifying party that is reasonably acceptable to the indemnified party; provided, however, that any indemnified party shall have the right, in its discretion, to participate in the defense of any Third Party Claim at its sole cost and expense. The indemnifying party shall have the right to control the defense of any claims for which indemnity is sought by the indemnified party. In addition, the indemnified party shall have the right to participate in the defense of any action and employ one law firm as counsel, at the sole cost and expense of the indemnifying party, in any action, suit or proceeding if, in the indemnified party's reasonable judgment at any time, either a conflict of interest between the indemnified party and the indemnifying party exists or there may be defenses available to the indemnified party which are different from or in addition to those available to the indemnifying party and the representation of both parties by the same counsel would be inappropriate. The indemnifying party pursuant to this Section 5(d) may settle any Third Party Claim if it pays the costs of such settlement and such settlement includes a release of any indemnified party by the third party asserting the Third Party Claim from all liability with respect to such Third Party Claim, provided, however, in the case of a settlement which imposes any relief on any indemnified party other than the payment of monetary damages, no settlement shall be made without the consent of the indemnified party. If the indemnifying party fails to defend any Third Party Claim, the indemnified party may, at its option, without relieving the indemnifying party from its obligations, defend such Third Party Claim at the sole cost and expense of the indemnifying party, and indemnifying party will promptly reimburse indemnified parties for all attorneys' fees and expenses. In such case the indemnified party will not settle a Third Party Claim without the consent of the indemnified party, which shall not be unreasonably withheld, unless the indemnified party waives any right to indemnification in connection therewith (other than for the costs and expenses of defense) and such settlement imposes no liability on the indemnifying party. Notwithstanding anything herein to the contrary, no settlement of an Environmental Claim by an indemnified party shall be effected without the consent of the indemnifying party, unless the indemnified party waives any right to indemnification in connection therewith and such settlement imposes no liability or obligations on the indemnifying party.

      (e) The indemnified party shall fully cooperate with indemnifying party in good faith, and at its own expense in defending any claims hereunder. The indemnified parties shall provide reasonable access to its employees, and shall make available witnesses and documents as may be necessary for the defense of the indemnified matter.

      (f) Premier and Lexington agree that the provisions of this Agreement shall be the exclusive remedy of the parties in respect of any Losses and Expenses or other liabilities arising out of or in connection with any Environmental Laws or in respect of any Environmental Claim and the parties waive any other remedy arising under any Environmental Laws or other applicable law.

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      (g) Lexington shall have the right to determine how to handle or satisfy any and all investigation or cleanup requirements that may be imposed under applicable Environmental Laws for which indemnification is provided pursuant to
Section 1 or 3 of this Agreement.

      (h) The obligations of Premier and Lexington set forth in this Agreement shall survive until fully performed, without regard to any limitations imposed by any applicable law.

      (i) IN NO EVENT WILL EITHER PREMIER OR LEXINGTON BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES OF WHATEVER KIND OR NATURE PURSUANT TO THIS AGREEMENT, EXCEPT TO THE EXTENT THAT EITHER LEXINGTON OR PREMIER, AS APPLICABLE, IS REQUIRED TO PAY SUCH DAMAGES TO AN UNAFFILIATED THIRD PARTY PURSUANT TO A FINAL NONAPPEALABLE COURT ORDER OR JUDGMENT IN RESPECT OF ANY CLAIM FOR WHICH SUCH PARTY WOULD BE ENTITLED TO INDEMNIFICATION PURSUANT TO SECTION 1, 2 OR 3 OF THIS AGREEMENT BUT FOR THE LIMITATIONS SET FORTH IN THIS SECTION 5(i).


      6. Governing Law; Jurisdiction; Consent to Service of Process.

      (a) This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the State of New York, without reference to its principles of conflicts of laws.

      (b) The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of New York in connection with any dispute arising out of or relating to this Agreement and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 7(d) hereof.

      7. General Provisions.

      (a) Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns. No party may assign its rights or obligations hereunder except with the written consent of the other party.

      (b) Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. Signatures sent by facsimile shall constitute and be binding to the same extent as originals.

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      (c) Section Headings. The section headings in this Agreement are included for purposes of convenience only and shall not affect in any way the construction or interpretation of any of the provisions of this Agreement.

      (d) Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date when delivered personally, the next business day after delivery to a nationally recognized overnight delivery service for next business day delivery, or on the fifth day after mailing if mailed by first class mail, registered or certified, postage prepaid, and properly addressed as follows or to such other address as either party may designate by notice to the other party in accordance with this Section:

          If to Lexington:          Lexington Precision Corporation
                                    40 East 52nd Street
                                    New York, New York 10022
                                    Attention: Michael A. Lubin
                                               Chairman of the Board

          If to Premier:            Premier Tool & Die Cast Corp.
                                    9886 North Tudor Road
                                    Berrien Springs, MI 49103
                                    Attention: Paul Brancaleon
                                               President

      (e) Severability. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, and such other provisions shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable.

      (f). Amendment. Neither this Agreement nor any of its provisions may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the parties hereto.

                          [Signatures are on next page]

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      THIS INDEMNITY AGREEMENT has been executed by the parties hereto as of the day and year first above written.

                                                  PREMIER TOOL & DIE CAST CORP.

                                                  By: /s/ Paul Brancaleon
                                                     ---------------------------
                                                  Name:  Paul Brancaleon
                                                  Title: President

                                                  LEXINGTON PRECISION
                                                  CORPORATION

                                                  By: /s/ Michael A. Lubin
                                                      --------------------------
                                                  Name:  Michael A. Lubin
                                                  Title: Chairman